INVESTMENT ADVISORY CONTRACT

         Contract entered into the 1st day of February, 1989 between STATE STREET CAPITAL TRUST, a Massachusetts business trust (the "Trust"), and STATE STREET RESEARCH & MANAGEMENT COMPANY, a Delaware Corporation, having its principal place of business in Boston, Massachusetts (the "Adviser")

                                  WITNESSETH:

         That in consideration of the mutual covenants herein contained and the performance herein required, the Trust and the Adviser hereby mutually agree as follows:

         1. APPOINTMENT OF ADVISER. The Trust hereby appoints and employs the Adviser to act as investment adviser for the State Street Capital Fund ("Fund") series of the Trust for the term, with the duties, and subject to the conditions, as provided in this Contract, and the Adviser hereby accepts such appointment and employment.

         2. DUTIES OF ADVISER. The Adviser shall furnish to the Trust such management, investment advisory, statistical and research facilities and services as may be required from time to time by the Trust in operating the Fund.

         3. ALLOCATION OF EXPENSES.

         (a) The Adviser shall pay all major expenses in connection with the initial public offering of the shares of beneficial interest of the Trust including, without implied limitation, costs of registering and/or qualifying for sale the shares of the Trust under Federal and State law, costs of qualifying the Trust as broker or dealer, if necessary, under state law, counsel fees and accountants fees. Notwithstanding the foregoing, the Adviser shall not be required to pay the following expenses in connection with said offering: taxes payable in connection with the issue of the Trust's shares, if any, and the cost of share certificates.

         (b) In addition to the expenses described in subparagraph (a) of this paragraph 3 the Adviser, at its own expense, shall furnish suitable office space and facilities, including all necessary equipment and clerical personnel, for managing the affairs and investments of the Fund in the offices maintained by the Adviser in Boston, Massachusetts or in such other place as may be agreed on from time to time. The Adviser shall also pay the reasonable salaries and fees of the officers of the Trust and all salaries, expenses and costs connected with investment research and statistical work and the operation of the business of the Adviser.

         (c) The Fund shall pay all other expenses of the operation of the Fund; including, without implied limitation, governmental


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fees, directors' fees, interest charges, taxes, membership dues in the
Investment Company Institute, fees of independent auditors, of legal counsel and of any transfer agent, registrar and dividend disbursing agent of the Trust, expenses of preparing, printing and mailing share certificates, prospectuses, shareholders' reports, notices, proxy statements and reports to governmental officers and commissions, brokerage expenses, insurance premiums, fees and expenses of the custodian for all services to the Fund, including safekeeping of funds and securities, keeping of books and accounts and calculation of the net asset value of shares of the Fund, expenses of stockholders' meetings' and expenses relating to the issuance, registration and qualification of shares of the Fund.

         4. COMPENSATION OF THE ADVISER.

         As full compensation for the services to be rendered and expenses to be borne by the Adviser as provided in paragraphs 2, 3(a) and 3(b) hereof, the Fund shall pay to the Adviser monthly, beginning with the effective date hereof, an amount equal to 1/16 of 1% of the average value of the net assets of the Fund for each month determined at the close of business on each business day during such month on which the net asset value per share of the Fund is determined pursuant to the provisions of the Master Trust Agreement of the Trust. Such payment for a month shall be made by the Fund to the Adviser within ten days following the close of such month. If the effective date of this Contract is other than the first day of a month or if the term of this Contract shall terminate other than on the last day of a month, then the Adviser shall be entitled to receive as compensation a payment calculated as above provided on a pro rata basis for the portion of the month which shall have elapsed from and after the effective date or up to and including such termination date.

         5. COVENANTS OF THE ADVISER.

          (a) The Adviser covenants that it and its Directors and officers shall comply with the provisions of Article 10 of the By-Laws of the Trust during the term of this Contract, to the extent that such provisions are applicable to them.

          (b) The Adviser covenants that during the term of this Contract each of its Directors and officers shall keep the Secretary of the Trust advised on a monthly basis of the names of those issuers (the securities of which are owned by the Fund) in which such Trustee or officer owns more than one-half of one per cent (1/2 of 1%) of the outstanding shares or securities, or both (taken at market value), of such issuer.

         6. EFFECTIVE DATE, DURATION AND TERMINATION OF THIS CONTRACT.

         (a) This Contract shall be effective as of the date the Contract is entered, as noted above.
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         (b) This Contract shall remain in effect (unless terminated as hereinafter provided) until January 31, 1990 and from year to year thereafter; provided that this Contract shall continue in effect after January 31, 1990 only so long as

     (1)  such continuance is specifically approved at least annually by either
          (A) the Board of Trustees of the Trust, or (B) "vote of a majority of the outstanding voting securities" (as defined in Section 2(a)(42) of the Investment Company Act of 1940) of the Fund, and

     (2) the terms of this Contract are approved at least annually by the vote of a majority of the Trustees of the Trust who are not parties to the Contract or "interested persons" of any such party (as such terms are used in Section 15(c) of the Investment Company Act of 1940), cast in person at a meeting called for the purpose of voting on such approval.

         (c) This Contract may be terminated at any time without the payment of any penalty by vote of the Board of Trustees of the Trust or by "vote of a majority of the outstanding voting securities" (as defined in Section 2(a)(42) of the Investment Company Act of 1940) of the Fund, or by the Adviser, in each case upon sixty calendar days' prior written notice to the other party to the Contract.

         (d) This Contract shall terminate automatically in the event of its "assignment" (as defined in Section 2(a)(4) of the Investment Company Act of
1940).

         7. AMENDMENTS.

          This Contract may be amended at any time or from time to time by an instrument in writing signed by a duly authorized officer of the Trust and by the Adviser, but no amendment to this Contract shall be effective until

     (1) such amendment is approved by the affirmative "vote of a majority of the outstanding voting securities" (as defined in Section 2(a)(42) of the Investment Company Act of 1940) of the Fund, and

     (2) the terms of such amendment are approved by the vote of a majority of the Trustees of the Trust, who are not parties to the Contract or "interested persons" of any such party (as such terms are used in Section 15(c) of the Investment Company Act of 1940), cast in person at a meeting called for the purpose of voting on such approval.

         8. MISCELLANEOUS PROVISIONS.

         (a) For all purposes of this Contract the Adviser shall be

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deemed to be an independent contractor and not an agent of the Trust, and shall have no authority to act for or represent the Trust in any way.

          (b) The duties of the Adviser under this Contract shall not prevent the Adviser from rendering similar services to other persons, firms, trusts, corporations or other entities.

          (c) The Adviser shall not be subject to liability for any act or omission in the course of, or connected with, its performance of this Contract, except in the case of willful misfeasance, bad faith or gross negligence on the part of the Adviser, or the reckless disregard by the Adviser of its obligations and duties under this Contract.

          (d) Notices under this Contract shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. Until further notice to the other party, the address of each party to this Contract for this purpose shall be One Financial Center, Boston, Massachusetts 02111.

          (e) It is expressly agreed that the obligations of the Trust hereunder, and the authorization, execution and delivery of this document, shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust as individuals or personally, but shall bind only the property of the Fund, as provided in the Master Trust Agreement of the Trust. The Master Trust Agreement of the Trust provides, and it is expressly agreed, that the Fund of the Trust shall be solely and exclusively responsible for the payment of any direct or indirect debts, liabilities and obligations relating to the Fund, and that no other fund shall be responsible for the same.

                                        State Street Capital Trust

                                        By /s/ Charles L. Smith, Jr.
                                           -------------------------
                                               Charles L. Smith, Jr.
                                               State Street Research &
                                               Management Company


                                        By /s/ Herbert P. Hess
                                           --------------------------
                                               Herbert P. Hess

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